As filed with the Securities and Exchange Commission on January 30, 1997

Registration No. 333-18261

                       SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                            -------------------
                              POST-EFFECTIVE
                              AMENDMENT NO. 1
                                    TO
                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                            -------------------
                    VETERINARY CENTERS OF AMERICA, INC.
          (Exact name of Registrant as specified in its charter)

      DELAWARE                                               95-4097995
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                          Identification No.)

3420 OCEAN PARK BOULEVARD, SUITE 1000, SANTA MONICA, CALIFORNIA 90405 (310) 392-9599
 (Address, Including Zip Code, and Telephone Number, Including Area Code,
               of Registrant's Principal Executive Offices)
                         ------------------------

                               TOMAS FULLER
                    VETERINARY CENTERS OF AMERICA, INC.
                  3420 OCEAN PARK BOULEVARD, SUITE 1000
                      SANTA MONICA, CALIFORNIA 90405
                              (310) 392-9599

         (Name, Address, Including Zip Code, and Telephone Number,
                Including Area Code, of Agent For Service)
                        --------------------------

                                Copies to:

                      C.N. FRANKLIN REDDICK III, ESQ.
                   TROOP MEISINGER STEUBER & PASICH, LLP
                         10940 WILSHIRE BOULEVARD
                       LOS ANGELES, CALIFORNIA 90024
                              (310) 824-7000

      Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
      If the only securities on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
[  ]
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [ ]
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


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                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 30, 1997.

                                     VETERINARY CENTERS OF AMERICA, INC.
                                     (Registrant)


                                     By:      /S/ TOMAS W. FULLER

                                          --------------------------------
                                          Tomas W. Fuller
                                          Vice President,
                                          Chief Financial Officer,
                                          and Assistant Secretary